EXHIBIT (r)(3)

Code of Ethics for the Independent Trustees of THE

John Hancock GA Private Placement Trust

John Hancock GA Mortgage Trust

John Hancock GA Senior Loan Trust

The Board of Trustees (the “Board”) of the John Hancock GA Private Placement Trust, John Hancock GA Mortgage Trust, and John Hancock GA Senior Loan Trust (the “Companies”) has adopted this Code of Ethics (this “Code”), exclusively with respect to Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), of the Companies (the “Independent Trustees” or “you”). This Code is intended to comply with the requirements of Rule 17j-1 under the 1940 Act insofar as they apply to the Independent Trustees.

The Board recognizes that officers of the Companies and Access Persons (with the exception of the Independent Trustees) are covered by a separate Code of Ethics adopted by the Board, which is applicable to Hancock Capital Investment Management, LLC (HCIM) and the General Account Investments and the Manulife Asset Management Private Markets Groups (MAM Private Markets) of John Hancock Life Insurance Company (U.S.A.), The Manufacturers Life Insurance Company, Manulife Asset Management Limited (MAML), John Hancock GA Mortgage Trust, John Hancock GA Private Placement Trust, and John Hancock GA Senior Loan Trust. The Board, after considering the limited nature of access by the Independent Trustees to current information with respect to security transactions being effected or considered on behalf of the Companies, has adopted this Code specifically and separately to cover the Independent Trustees.

Please note that the policies described below apply to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice.

If you have any questions regarding your responsibilities under this Code of Ethics, please contact Jason Pratt at         or         .

Set forth below are policies applicable to the Independent Trustees.

I. Statements of Policy

A. General Principles

It is unlawful for any Independent Trustee covered by this Code, directly or indirectly, in connection with his or her purchase or sale of a security held or to be acquired by the Companies, to:

•	employ any device, scheme or artifice to defraud the Companies;

•	make any untrue statement of a material fact to the Companies or omit to state a material fact necessary in order to make the statements made to the Companies, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Companies; or

•	engage in any manipulative practice with respect to the Companies.

The General Principles discussed above govern all conduct, whether or not the conduct is also covered by more specific standards and procedures in this Code. Failure to comply with this Code may result in disciplinary action as determined by the Board, including potentially removal from the Board in accordance with the terms of the charter documents of the Companies.

B. Transactions in Securities of Advisers and Subadvisers

As an Independent Trustee, you are prohibited from purchasing any security issued by:

(1) the controlling parent of HICM, the adviser of the Companies;

(2) any subadviser of the Companies; or

(3) the controlling parent of a subadviser.

A complete list of these issuers can be found in Appendix A.

C. Annual Certification

On an annual basis, you must provide a certification at a date designated by the Chief

Compliance Officer of the Companies:

(1) you have read and understand this Code;

(2) you acknowledge that you are subject to its requirements; and

(3) you have complied, to the best of your knowledge, with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

D. Quarterly Transaction Reports

You will not generally be required to submit quarterly transaction reports. You will, however, be required to submit a quarterly transaction report if you knew (or, in the ordinary course of fulfilling your official duties as an Independent Trustee, should have known) that during the 15 calendar days immediately before or after you trade a security described in Section II.A of this Code, either:

(1)	the adviser or subadviser of the Companies purchased or sold the same security on behalf of the Companies, or

(2)	the adviser or subadviser of the Companies actively considered the purchase or sale of the same security on behalf of the Companies.

If these circumstances occur, it is your responsibility to contact the Chief Compliance Officer of the Companies and he or she will assist you with the requirements of the quarterly transaction report.

You must submit a quarterly transaction report within 30 calendar days after the end of a calendar quarter if required in the limited circumstances described above. This report must cover all transactions during the calendar quarter that are personal securities transactions, as described below in Section II of this Code.

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If you are required to submit a quarterly transaction report, the report must include the following information about each transaction described above:

•	the date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each reportable security involved;

•	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	the price at which the transaction was effected;

•	the name of the broker, dealer or bank with or through which the transaction was effected; and

•	the date that you submit the report.

With respect to any account in which you have traded securities for which you must submit a quarterly transaction report, the quarterly transaction report must also include the following account information:

•	the name of the broker, dealer or bank with whom you have established an account;

•	the account number and account registration;

•	the date the account was established; and

•	the date that you submit the report.

II. Personal Securities Transactions

A Personal Securities Transaction is a transaction in a security in which an Independent Trustee subject to this Code has a beneficial interest. Normally, this includes securities transactions in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice. Accounts over which you have no direct or indirect influence or control are exempt. For discretionary accounts, this is defined as:

(1)	Not being able to suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities;
(2)	Not being able to direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; and
(3)	You did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

To prevent potential violations of this Code, you are strongly encouraged to request clarification for any transactions or accounts that are in question.

A. Covered Personal Securities Transactions

Except as noted below, Personal Securities Transactions include transactions in all securities, including:

•	Stocks or bonds;

•	Exchange Traded Funds (ETFs) and Exchange Traded Notes (ETNs)

•	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae or municipal securities;

•	Shares of all closed-end funds;

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•	Shares of the Companies as well as any other open-end mutual funds, including John Hancock Exchange-traded Fund Trust (the “John Hancock ETFs”), that are advised or sub-advised by John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (each, a “John Hancock Adviser”) or by John Hancock or Manulife entities (other than money market funds);

•	Options on securities, on indexes, and on currencies;

•	Limited partnerships, IPOs, and Private Placements

•	Exchange Traded Funds formed as unit investment trusts;

•	Foreign unit trusts and foreign mutual funds;

•	Private investment funds and hedge funds; and

•	Futures, investment contracts or any other instrument that is considered a “security” under the Investment Company Act of 1940.

B. Exempt Personal Securities Transactions

Personal Securities Transactions do not include transactions in the following securities:

•	Direct obligations of the U.S. government (e.g., treasury securities);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•	Shares of any open-end mutual funds, including exchange-traded funds, that are not advised or sub-advised by a John Hancock Adviser or by John Hancock or Manulife entities;

•	Shares issued by money market funds; and

•	Securities in accounts over which you have no direct or indirect influence or control.

C. Restrictions on Trading in Shares of the Underlying Investments of the Companies

1. General. Shares of the Companies can only be held by Manulife entities therefore, the Independent Trustees are precluded from investing in the Companies. However; the Independent Trustees may not buy or sell shares of underlying investments held by the Companies or tip others who then trade in these securities on the basis of material non-public information.

a. Material Information. Information is considered “material” if a reasonable investor would consider it important in making a decision to buy, sell or hold shares of the Companies. Positive or negative information may be “material.”

b. Non-public Information. Information is considered “non-public” if it has not been broadly and publicly disseminated for a sufficient period to be reflected in the price of the Companies. Information remains “non-public” until it has been “publicly disclosed,” meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a press release or inclusion of such information in a filing with the Securities and Exchange Commission.

c. Examples. Inside Information may include instances where the Independent Trustees may be required to sign non-disclosure agreements (“NDAs”) with public companies about potential private transactions in publicly traded companies.

d. Further Guidance. If you are uncertain as to whether information is Inside Information, you should presume that the information is both material and non-public, and that it is Inside Information. In such cases, you should refrain from trading until you consult legal counsel or the Chief Compliance Officer for further guidance on information that may be deemed Inside Information.

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2. Transactional Information. The Independent Trustees may not engage in transactions in securities of a company for which securities transactions are pending or in shares of the company’s affiliated entities between:

(1)	the date Independent Trustees receive information related to pending or proposed transactions for the Companies, and

(2)	ten (10) calendar days after the transaction is consummated in the Companies or a decision is made not to proceed with the proposed transactions provided that any material non-public information has been made publicly available.

3. Other Restricted Periods. The Chief Compliance Officer of the Companies may, from time to time, restrict the purchase of one or more funds, or other securities if he or she believes after consulting with counsel to the Companies that the Independent Trustees may have knowledge of Inside Information regarding such Companies. The Chief Compliance Officer will provide the Independent Trustees prior notice of any such restrictions.

III. Administration of the Code of Ethics

A. Review of Reports

The Chief Compliance Officer of the Companies shall review any reports delivered by an Independent Trustee pursuant to this Code. Any such review shall give special attention to evidence, if any, of conflicts or potential conflicts with the securities transactions of the Companies or violations or potential violations of the antifraud provisions of the federal securities law or this Code.

B. Investigations of Potential Violations

The Chief Compliance Officer shall investigate any potential violation of the provisions of this Code. After completion of any such investigation, the Chief Compliance Officer shall determine whether a violation has occurred and, if so, make a report to the Board. The Board shall determine what action should be taken in response to a violation of this Code.

C. Annual Reports

At least on an annual basis, the Chief Compliance Officer shall provide the Board with (i) a written report that describes issues that arose under this Code since the prior such report, including, but not limited to, information relating to material violations of this Code and any actions taken, and (ii) a certification that the Companies have adopted procedures reasonably necessary to prevent the Independent Trustees from violating this Code.

D. Record Retention Requirements

The Chief Compliance Officer shall maintain the following records at the principal place of business for the Companies, and shall make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

•	A copy of this Code that is currently in effect, or at any time within the past five years was in effect;

•	A record of any violation of this Code, and any action taken as a result of a violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

•	A copy of each quarterly transaction report made by an Independent Trustee under this Code;

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•	A copy of each annual report and certification described in Section III.C of this Code; and

•	A record of all Independent Trustees, currently or within the past five years, who are subject to this Code, and of individual(s) who are responsible for reviewing reports made under this Code.

E. Amendments

Any amendments to this Code must be approved by a majority of the Independent Trustees.

John Hancock GA Mortgage Trust, Adopted, Effective January 14, 2019

John Hancock GA Private Placement Trust

John Hancock GA Senior Loan Trust

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Appendix A

MANULIFE FINANCIAL

PUBLICLY ISSUED AND OUTSTANDING SECURITIES

September 30, 2018

#	Security	Issue Date	Date: Par Redemption/ Maturity	Ticker Symbol / ISIN/CUSIP #
1.	Manulife Financial Corporation Common shares	Sept 24/99		MFC**/ 56501R106
2.	Manulife Financial Corporation 14 MM Non-Cumulative Class A Shares, Series 2	Feb. 18/05	Mar. 19/14 (not redeemed)	MFC.PR.B.* / 56501R403
3.	Manulife Financial Corporation 12 MM Non-Cumulative Class A Shares, Series 3	Jan. 3/06	Mar. 19/15 (not redeemed)	MFC.PR.C.* / 56501R502
4.	Manulife Financial Corporation 6,335,831 Non-Cumulative Rate Reset Class 1 Shares Series 3	Mar. 11/11	June 19/21 and every 5 yrs. thereafter	MFC.PR.F.* / 56501R858
5.	Manulife Financial Corporation 1,664,169 Non-Cumulative Floating Rate Class 1 Shares Series 4	June 20/16	June 19/21 and every 5 yrs. thereafter	MFC.PR.P.* / 56501R841
6.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 5	Dec. 6/11	Dec. 19/21 and every 5 yrs. thereafter	MFC.PR.G.* / 56501R833
7.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 7	Feb. 22/12	Mar. 19/22 and every 5 yrs. thereafter	MFC.PR.H.* / 56501R817
8.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 9	May 24/12	Sept. 19/22 and every 5 yrs. thereafter	MFC.PR.I.* / 56501R783
9.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 11	Dec. 4/12	Mar 19/23 and every 5 yrs. thereafter	MFC.PR.J.* /56501R767
10.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 13	June 21/13	Sept. 19/23 and every 5 yrs. thereafter	MFC.PR.K.* /56501R742
11.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 15	Feb. 25/14	June 19/19 and every 5 yrs. thereafter	MFC.PR.L.* /56501R726
12.	Manulife Financial Corporation 14 MM Non-Cumulative Rate Reset Class 1 Shares Series 17	Aug.15/14	Dec. 19/19 and every 5 yrs. thereafter	MFC.PR.M.* /56501R692
13.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 19	Dec. 3/14	Mar. 19/20 and every 5 yrs. thereafter	MFC.PR.N* /56501R676
14.	Manulife Financial Corporation 17 MM Non-Cumulative Rate Reset Class 1 Shares Series 21	Feb. 25/16	June 19/21 and every 5 yrs. thereafter	MFC.PR.O* /56501R650
15.	Manulife Financial Corporation 19 MM Non-Cumulative Rate Reset Class 1 Shares Series 23	Nov. 22/16	March 19/22 and every 5 yrs. thereafter	MFC.PR.R* /56501R635
16.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 25	Feb. 20/18	June 19/23 and every 5 yrs. thereafter	MFC.PR.Q* /56501R619
17.	Manulife Financial Capital Trust II MaCS II $1,000,000,000 Notes – Series 1 due 2108	July 10/09	Optional par redemption – Dec. 31/19 and every 5 yrs. thereafter Maturity - Dec. 31/2108	CA56501XAA15

18.	Manulife Financial Corporation US$500,000,000 4.90% Senior Notes due 2020	Sept. 17/10	Sept. 17/20 – Maturity	56501RAB2
19.	Manulife Financial Corporation U.S.$1B of 4.150% Senior Notes due 2026	Mar. 4/16	Mar. 4/26 Maturity	CA56501RAC0
20.	Manulife Financial Corporation U.S.$750MM of 5.375% Senior Notes due 2046	Mar. 4/16	Mar. 4/46 Maturity	CA56501RAD8
21.	Manulife Financial Corporation S$500MM of 3.85% Subordinated Notes due May 25, 2026 (Singapore)	May 25/16	Optional redemption – May 25/21 Maturity - May 25/26	XS1405757631
22.	Manulife Financial Corporation US$1B of 4.70% Senior Notes due June 23, 2046 (Taiwan)	June 23/16	Optional redemption – June 23/21 and thereafter every June 23 Maturity - June 23/46	XS1431331419
23.	Manulife Financial Corporation US$270M of 3.527% Senior Notes due December 2, 2026 (private placement)	Dec. 2/16	Dec. 2/26 Maturity	XS1527568361
24.	Manulife Financial Corporation US$750M of 4.061% Subordinated Notes due February 24, 2032	Feb. 24/17	Optional redemption – Feb. 24/27 Maturity – Feb. 24/32	56501RAE6
25.	Manulife Financial Corporation $750M of 3.049% Subordinated Notes due August 20, 2029	Aug. 18/17	Optional redemption – Aug. 20/24 Maturity – Aug. 20/29	CA56501RAF34
26.	Manulife Financial Corporation S$500MM of 3.00% Subordinated Notes due Nov. 21, 2029 (Singapore)	Nov. 21/17	Optional redemption – Nov 21/24 Maturity - Nov 21/29	XS1717080524
27.	Manulife Financial Corporation $600 MM of 3.317% Subordinated Debentures due May 9, 2028	May 9/18	Optional redemption – May 9/23 Maturity - May 9/28	CA56501RAG17
28.	The Manufacturers Life Insurance Company $250 MM of 2.926% Fixed/Floating Subordinated Debentures due November 29, 2023	Nov. 29/13	Optional redemption – Nov. 29/18 Maturity - Nov. 29/23	CA564835AF35
29.	The Manufacturers Life Insurance Company$500 MM of 2.811% Fixed/Floating Subordinated Debentures due February 21, 2024	Feb. 21/14	Optional redemption – Feb. 21/19 Maturity – Feb. 21/24	CA564835AG18
30.	The Manufacturers Life Insurance Company $500 MM of 2.64% Fixed/Floating Subordinated Debentures due January 15, 2025	Dec. 1/14	Optional redemption – Jan.15/20 Maturity – Jan. 15/25	CA564835AH90
31.	The Manufacturers Life Insurance Company $750 MM of 2.100% Fixed/Floating Subordinated Debentures due June 1, 2025	Mar. 10/15	Optional redemption – Jun.1/20 Maturity – Jun. 1/25	CA564835AJ56
32.	The Manufacturers Life Insurance Company $350 MM of 2.389% Fixed/Floating Subordinated Debentures due January 5, 2026	Jun. 1/15	Optional redemption – Jan. 5/21 Maturity – Jan. 5/26	CA564835AK20

33.	The Manufacturers Life Insurance Company $1B of 3.181% Fixed/Floating Subordinated Debentures due November 22, 2027	Nov. 20/15	Optional redemption –Nov. 22/22 Maturity – Nov. 22/27	CA564835AL03
34.	John Hancock Life Insurance Company (USA) U.S.$450 MM 7.375% Surplus Notes due Feb. 15/2024	Feb. 25/94	Maturity – Feb. 15/24	41020VAA9
35.	John Hancock Life Insurance Company (U.S.A.) US$236 MM of 4.8% - 6.0% Signature Notes due various dates to March 2032	Oct. 2002 to Apr. 2007	Maturity – various dates to March 2032	75 CUSIPs (see below***)
36.	Manulife Finance (Delaware), L.P. $650 MM 5.059% Subordinated Debentures	Dec. 14/06	Optional Dec. 15/36 Maturity Dec. 15/41	56502FAA9
37.	Manulife Holdings Berhad Ordinary Shares (approx. 58%)	Oct. 1/08		1058 – trading symbol on the Bursa Malaysia

*Trades on the Toronto Stock Exchange only

** Trades on the Toronto Stock Exchange, New York Stock Exchange, Stock Exchange of Hong Kong and the Philippines Stock Exchange

Version 12.20.2018

Code of Ethics Certification

For the Independent Trustees of the Companies1

In accordance with the Code of Ethics’ Annual Certification requirement, please review the Code of

Ethics and certify by signing below. Please return the signed certificate by February 15, 2019 to:

Compliance Department,

197 Clarendon Street, Boston, Massachusetts 02116

Attn: Jason Pratt, Chief Compliance Officer

If you have any questions, please contact Jason Pratt at (617) 572-0693 or JasonPratt@jhancock.com.

Annual Certification of the Code of Ethics for the Companies:

A.	I certify that I have received, read and understood the Code of Ethics applicable to the Independent Trustees of the Companies effective January 14, 2019; and

B.	I certify that, to the best of my knowledge, I have been in compliance with the policies applicable to me under the Code of Ethics, during the period since the Code became applicable to me or the past 12 months, whichever is shorter.

Signature	Date	Print Name

1 The “Companies” refers to John Hancock Private Placement Trust, John Hancock GA Mortgage Trust, and John Hancock GA Senior Loan Trust.